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                                                                    EXHIBIT 10.9

                                   ICNT, INC.

                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT

        THIS THIRD RESTATED INVESTORS RIGHTS AGREEMENT (the "Rights Agreement") is entered into as of April 13, 2000, by and among ICNT, Inc., a California corporation (the "Company") and the persons and entities listed on the List of Investors attached hereto as Exhibit A (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors"). This Rights Agreement supersedes and restates in its entirety that certain Second Restated Investors Rights Agreement made and entered into as of March 28, 2000 (the "Second Restated Rights Agreement") by and among the Company, the Series A Investors, the Series B Investors and the Series C Investor (each as defined below).

                                    RECITALS:

        A. The Company has previously sold shares of its Series A Preferred Stock (the "Series A Preferred") to certain investors (the "Series A Investors") pursuant to a Series A Preferred Stock Purchase Agreement, dated as of July 16, 1999, (the "Series A Stock Agreement"). In connection with such sale, the Company granted the Series A Investors certain rights, as set forth in the Second Restated Rights Agreement.

        B. The Company has previously sold shares of its Series B Preferred Stock (the "Series B Preferred") to certain investors (the "Series B Investors") pursuant to a Series B Preferred Stock Purchase Agreement, dated as of December 21, 1999, (the "Series B Stock Agreement"). In connection with such sale, the Company granted the Series B Investors certain rights, as set forth in the Second Restated Rights Agreement.

        C. The Company has previously sold shares of its Series C Preferred Stock (the "Series C Preferred") to Cabletron Systems, Inc. (the "Series C Investor") pursuant to a Series C Preferred Stock Purchase Agreement, dated as of March 28, 2000, (the "Series C Stock Agreement"). In connection with such sale, the Company granted the Series C Investor certain rights, as set forth in the Second Restated Rights Agreement.

        D. Concurrently herewith, certain investors (the "Series D Investors") and the Company are entering into a certain Series D Preferred Stock Purchase Agreement, dated of even date herewith, pursuant to which the Series D Investors are purchasing from the Company up to 6,260,823 shares of the Company's Series D Preferred Stock (the "Series D Preferred").

        E. This Rights Agreement amends the Second Restated Rights Agreement to afford the purchasers of the Series D Preferred the same rights granted to the holders of the Company's Series A Preferred, the Series B Preferred and Series C Preferred. By their execution of this Rights Agreement, the Series A Investors, the Series B Investors and Series C Investors each (i) agree to the amendment of the Second Restated Rights Agreement as provided herein, (ii) consent of the registration rights provided to the Series D Investor, (iii) waive their right of first


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offer as set forth in the Second Restated Rights Agreement upon the issuance and sale of the Series D Preferred, and (iv) agree to be bound by this Rights Agreement.

        F. The Series A Investors, the Series B Investors, the Series C Investor and the Series D Investors will hereinafter be referred to collectively as the "Investors." The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred shall hereinafter be referred to collectively as the "Preferred Stock."

        G. The obligations of each of the Series D Investors to purchase their respective amounts of Series D Preferred are conditioned upon, among other things, the execution and delivery of this Rights Agreement by each of the Investors and the Company.


                                   AGREEMENT:

        NOW, THEREFORE, in consideration for and of the foregoing and of the mutual promises, covenants and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Registration Rights.

               1.1 Definitions. As used in this Rights Agreement, the following terms shall have the following respective meanings:

                      (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                      (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      (c) The term "Registrable Securities" means (i) any and all shares of common stock of the Company ("Common Stock") issued or issuable upon conversion of the Preferred Stock (the "Conversion Shares"), (ii) any and all shares of Common Stock or other securities issued or issuable in respect of the Preferred Stock, and (iii) any and all shares of Common Stock or other securities issued or issuable upon any conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization or similar event; provided, however, that any and all shares described in clauses (i)-(iii) above which have been resold to the public or are registered shall cease to be Registrable Securities upon such resale and any shares as to which registration rights have terminated pursuant to Section 1.13 below shall cease to be Registrable Securities upon such termination.

                      (d) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.


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                      (e) The term "Initiating Holders" means any Holder or
Holders holding fifty percent (50%) or greater of the aggregate of the Preferred Stock or Common Stock issued or issuable upon conversion thereof which are Registrable Securities.

                      (f) The term "Securities Act" means the Securities Act of 1933, as amended.

                      (g) The term "SEC" means the Securities and Exchange Commission.

                      (h) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, Selling Expenses and fees and disbursements of legal counsel for the Holders.)

                      (i) The term "Holder Affiliates" means any of the mother, father, descendants, brother(s), sister(s), or spouse of any Holder or any trustee or trustees for the benefit of any one or more of the foregoing (including such mother, father, brother(s), sister(s) or spouse).

                      (j) The term "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

               1.2 Demand Registration.

                      (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to Registrable Securities, the Company will:

                           (i) within ten (10) days give written notice of the
proposed registration to all other Holders; and

                           (ii) as soon as practicable, subject to the
limitations set below, use its best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice


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from the Company; provided, however, that the Company shall not be obligated to take any action to effect such registration pursuant to this subsection 1.2(a):

                                (A) at any time prior to the earlier to occur of
(i) with respect to the Series A Investors, July 15, 2004, (ii) with respect to the Series B Investors, December 20, 2004, (iii) with respect to the Series C Investor, March 27, 2005, (iv) with respect to the Series D Investors, April 9, 2005, or (v) 180 days following the effective date of the registration statement under the Securities Act for the Company's initial registered underwritten public offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the "IPO");

                                (B) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

                                (C) at any time prior to one (1) year following
the effective date of a registration statement filed pursuant to this subsection 1.2(a);

                                (D) after the Company has effected three (3)
such registrations, pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective;

                                (E) during the period starting within the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                (F) If the Initiating Holders propose to dispose
of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof.

        Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company's board of directors (the "Board of Directors"), it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after the furnishing of such a certificate of deferral; and provided further, however, that the Board of Directors shall not exercise such right to defer a filing under this Section 1.2
(a) or under Section 1.4(d) more than once in any period of twelve (12) consecutive months.


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                      (b) Underwriting. If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                      (c) Company Shares. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               1.3 Company Registration.

                      (a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders other than the Holders (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form or any successor to such form, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                           (i) within thirty (30) days prior to the filing of
such registration statement give to each Holder written notice thereof; and


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                           (ii) include in such registration (and any related
qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.

                      (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the IPO, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (ii) if such registration is other than the IPO, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided, however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b)(ii) shall not be reduced to less than thirty percent (30%) of the aggregate securities included in such registration without the prior consent of the Holders of not less than a majority of the Registrable Securities proposed to be included in such registration and underwriting. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.3(a)(i) above; provided, however, that in no instance shall shares of any other selling shareholder be included in such registration and underwriting if such inclusion would reduce the number of shares of Registrable Securities held by the Holders able to be included in such registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               1.4 Form S-3. In addition to the rights and obligations set forth in subsection 1.2(a) above, if Holders holding thirty percent (30%) or more of the Registrable Securities then outstanding request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for the public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and


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commissions) would exceed One Million Dollars ($1,000,000) and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3); provided, however, the Company shall not be required to effect a registration pursuant to this subsection 1.4:

                      (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                      (b) if the Company, within twenty (20) days of the receipt of the request of the notice described in subsection 1.4, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), and does so file within said one hundred twenty (120) day period and makes reasonable efforts to cause such registration to become effective;

                      (c) during a period of one hundred eighty (180) days following the effective date of a registration statement other than registration statements filed pursuant to this subsection 1.4;

                      (d) if the Company shall furnish to the Holders requesting registration under section 1.4(a) a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than one hundred (120) days after the furnishing of such a certificate of deferral; provided, however, that the Board of Directors shall not exercise such right to defer a filing more than once in any period of twelve (12) consecutive months period; or

                      (e) if the Company has, within the twelve (12) month period preceding the date of a request to register shares on Form S-3 already effected two registrations on Form S-3 for the Holders pursuant to this Subsection 1.4.

               1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to this Section 1 shall be borne by the Company except as follows:

                      (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2 or 1.4, the request for which has been subsequently withdrawn by the Initiating Holders (in which case, such expenses shall be borne by the Holders requesting such withdrawal); provided, however, that in lieu of paying such


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expenses, a majority in interest of the Initiating Holders may elect to forfeit their right to request one registration under Section 1.2.

                      (b) The Company shall be required to pay the Registration Expenses of the first registration pursuant to subsection 1.2 and the second and third registrations pursuant to subsection 1.2 unless such second and third registrations are effected within the first 12 months after the closing of the Company's initial public offering.

               1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if a shorter period, until securities included in the registration statement are sold; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States


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jurisdictions as shall be reasonably requested by the Holders, provided that the
Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (e) In the event of the IPO, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or quoted.

                      (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                      (i) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.7 Indemnification.

                      (a) The Company will indemnify and defend each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which a registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or


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based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein; and provided further, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of an underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent to delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                      (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and defend the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, offering circular, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of


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any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the aggregate gross proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration not including underwriter's commissions and discounts.

                      (c) Each party entitled to indemnification under this subsection 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to a conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification hereunder if such Indemnified Party consents to entry of any judgment or enters into any settlement without the consent of the Indemnifying Party. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

                      (d) If the indemnification provided for in this Section
1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                      (e) The obligations of the Company and Holders under this
Section 1.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                      (f) The indemnification provided for in this Section 1.7 shall be superseded by indemnification provided for in an underwriting agreement entered into by the Company and an underwriter of Registrable Securities with respect to which a registration has been effected pursuant to this Rights Agreement.

               1.8 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

               1.9 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after the effective date of the first registration filed by the Company for the IPO to:

                      (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                      (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for the IPO) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly reports of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

               1.10 Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3, 1.4 and 1.9, may be assigned (but only with all related obligations) to a transferee or assignee of at least one hundred thousand (100,000) shares (as adjusted for stock splits, stock dividends, recapitalization and like events) of a Holder's Registrable Securities not sold to the public; provided, however, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders' rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee of fewer than one hundred thousand (100,000) shares (as adjusted for stock splits, stock dividends, recapitalizations and like events) of a Holder's Registrable Securities if such transferee is an officer, director, partner (including the principals of any general partner) or shareholder of a Holder or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Holder.

               1.11 Subsequent Grant of Registration Rights. The Company shall not grant rights to have securities other than the Registrable Securities registered under the Security Act that are pari passu or superior to the registration rights granted herein without the written consent of the Holders of a majority of the Registrable Securities.

               1.12 Market "Stand-Off" Agreement. Each Holder hereby agrees that, for so long as such Holder holds Registrable Securities, during the period of duration (not to exceed one hundred eighty (180) days) after the Company's IPO as specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not be required unless all officers and directors and holders of 5% or more of the outstanding voting securities of the Company enter into similar agreements. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

               1.13 Termination of Registration Rights. The obligations of the Company pursuant to this Section 1 shall terminate (i) as to all Holders on the fifth anniversary of the closing of the IPO and (ii) as to any Holder, at such time after the Company's IPO as (a) such Holder is able to sell all such Registrable Securities held by such Holder within a single three month period under Rule 144 or such Holder is able to sell all Registrable Securities held by it pursuant to Rule 144(k) promulgated under the Securities Act and (b) the Common Stock of the Company is then listed on the New York or American Stock Exchange or is quoted on The Nasdaq Stock Market, or (iii) once all Registrable Securities are registered.

        2. Holders' Right of First Offer.

               2.1 Right of First Offer. If, at any time prior to the termination of this right of first offer pursuant to subsection 2.6, the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any New Securities (as defined in Section 2.5 below), it shall give each Holder ("Rights Holder") the right to purchase such Holder's pro rata share (or any part thereof) of all of such privately offered New Securities on the same terms as the Company is willing to sell such New Securities to any other person so that each Holder will be able to maintain their initial percentage ownership of Common Stock. Each Holder's pro rata share of the New Securities shall be equal to that percentage of the outstanding Common Stock then held by such Rights Holder including (a) outstanding shares of Common Stock, and (b) shares of Common Stock issued or issuable upon exercise and/or conversion of any then outstanding Preferred Stock.

               2.2 Notice. Prior to any sale or issuance by the Company of any New Securities, the Company shall notify each Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within twenty (20) days after receipt of such notice, each Rights Holder shall notify the Company in writing whether such Rights Holder desires to exercise the option to purchase such Rights Holder's pro rata share (or any part thereof) of the New Securities so offered.

               2.3 Issuance of New Securities. After termination of the twenty
(20) day period specified in subsection 2.2 above, the Company may, during a period of ninety (90) days following the end of such twenty (20) day period, sell and issue such New Securities as to which (a) the Rights Holders have no right under this Section 2 to purchase, and (b) the Rights Holders do not indicate a desire to purchase, to another person upon the same terms and conditions as those set forth in the notice to the Rights Holders. In the event the Company has not sold the New Securities, or has not entered into an agreement to sell the New Securities, within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Rights Holders in the manner provided above.

               2.4 Payment. If a Rights Holder gives the Company written notice that such Rights Holder desires to purchase any of the New Securities offered by the Company, payment for the New Securities shall be by check, or wire transfer, against delivery of the New Securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such New Securities. The Company shall take all such actions as may be required by any regulatory authority in connection with the exercise by a Rights Holder of the right to purchase New Securities as set forth in this Section 2.

               2.5 New Securities. For purposes of this Section 2, the term "New Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include securities issued or issuable (a) to employees, directors or officers of, or consultants to, the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors,
(b) to the law firm of Kirkpatrick & Lockhart LLP or its designee(s) pursuant to the exercise of stock options to purchase up to 123,000 shares of the Company's Common Stock outstanding as of the date hereof, (c) upon conversion of convertible promissory notes outstanding as of the date hereof, (d) pursuant to the acquisition by the Company of all or substantially all of the assets or shares of another company or entity whether through a merger, exchange, reorganization or the like, (e) to financial institutions or lessors in connection with commercial credit arrangements or equipment financing or leasing arrangements; (f) upon conversion of the Preferred Stock of the Company, (g) pursuant to authorized but unissued Preferred Stock, provided that such purchasers become parties to and bound by this Agreement, (g) in connection with any stock split, stock dividend, recapitalization or similar event or (i) issued in connection with the IPO; provided that, for the purposes of clauses (d) and
(e) of this Section 2.5, the entity or other person to whom the securities are issued or issuable is not an Affiliate (as hereinafter defined) of any director, officers or other natural person who is an Affiliate of the Company (a "Control Person") other than in such Control Person's capacity as an officer, director or shareholder of the Company and such Control Person does not have a material interest in such entity other than as an officer, director or shareholder of the Company and such issuances are made in a bona fide arm's length transaction as determined by the Board of Directors of the Company. For purposes of this
Section 2.5, an "Affiliate" means any person or entity controlling, controlled by or under common control with the Company.

               2.6 Termination of Right of First Offer. The right of first offer contained in this Section 2 shall terminate upon the earlier to occur of (a) the conversion of all of the outstanding Preferred Stock into Common Stock, (b) the closing of the IPO or (c) the closing of (i) a merger or consolidation of the Company with or into any other corporation in which the Company's shareholders shall own less than fifty percent (50%) of the voting securities of the surviving corporation or (ii) a sale, transfer, or disposition of all or substantially all of the assets of the Company, but only if the Company's shareholders receive cash and/or publicly traded securities as consideration in such merger, consolidation or sale, transfer or disposition of assets.

               2.7 Assignment of Right. A Rights Holder's right to purchase any New Securities pursuant to this Section 2 may, in connection with transfer of at least 100,000 shares of Preferred Stock, be assigned by a Rights Holder to an affiliate of a Rights Holder. For the purposes of this Section 2, an "affiliate" shall mean any officer, director, partner (including the principals of any general partner) or shareholder of a Rights Holder or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Rights Holder.

               2.8 Aggregation. For purposes of this Section 2, all shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining a Rights Holder's pro rata share and such pro rata share may be allocated among the affiliated entities in any manner such affiliated entities may determine.

        3. Information Rights.

               3.1 Annual Financial Information. As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will furnish to each Holder of Preferred Stock, audited financial statements, including consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year.

               3.2 Quarterly Financial Information. As soon as available and in any event within forty-five (45) days after the first three quarterly accounting periods, the Company will provide to each Holder of Preferred Stock, unaudited quarterly financial statements, including consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal quarter.

               3.3 Monthly Financial Information. As soon as available and in any event within forty-five (45) days after the end of each month, the Company will provide to each Holder of 100,000 or more shares of Preferred Stock, the Company's unaudited income statement, statement of cash flows and a balance sheet for and as of the end of such month, together with a comparison of such statements to the Company's annual operating plan then in effect and approved by its Board of Directors.

               3.4 Annual Budget. As soon as available and in any event within forty-five (45) days prior to the end of the Company's fiscal year, the Company will provide to each Holder of 100,000 or more shares of Preferred Stock an annual budget and operating plan of the Company for the next fiscal year, including (but not limited to) a cash flow projection and operating budget (including assumptions with respect to revenues, new customers, DSL lines provisioned and sold, operating costs, and capital expenditures), calculated monthly, as contained in its annual operating plan approved by the Company's Board of Directors.

               3.5 Confidentiality of Information. Each Holder agrees that any information obtained by it pursuant to subsections 3.1, 3.2, 3.3 and 3.4 is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its officers, directors, shareholders, partners, general partners, accountants, investment advisors, investment managers or attorneys and that such dissemination shall be only for purposes of evaluating its investment. Each Holder's obligations under this subsection 3.5 shall not apply to any information which:

                      (a) was in the public domain at the time it was communicated to the Holder by the Company;

                      (b) entered the public domain subsequent to the time it was communicated to the Holder through no fault of the Holder;

                      (c) was in the Holder's possession free of any obligation of confidence at the time it was communicated to the Holder by the Company;

                      (d) was rightfully communicated to the Holder by a third party free of any obligation of confidence subsequent to the time it was communicated to the Holder by the Company; or

                      (e) was disclosed by the Holder in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Rights Agreement.

               3.6 Inspection. The Company shall permit Holders of Preferred Stock to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers during business hours, as may be requested in writing by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.6 to provide access to any information which the Company reasonably considers to be a trade secret or similar confidential information.

               3.7 Termination of Covenants. The covenants set forth in subsections 3.1 through 3.6 shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of the IPO or (b) upon any merger or consolidation of the Company with any other corporation in which the shareholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation, provided that the Company's shareholders receive cash and/or publicly traded securities as consideration in such merger or consolidation.

        4. Additional Agreements.

               4.1 Expenses of Board Members. The Company shall promptly reimburse in full each non-employee member of the Company's Board of Directors (and up to one additional person accompanying such Board member) for all of his reasonable travel and out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company.

               4.2 Use of Proceeds. The proceeds of this offering shall be used by the Company for capital expenditures, working capital and operating expenditures in accordance with a board-approved budget.

               4.3 Board Meetings. Regular meetings of the Board of Directors shall be scheduled bi-monthly unless otherwise agreed to by the Board of Directors.

               4.4 Purchase of Additional Preferred Stock.

                      (a) If on or before December 31, 2000, the Company has purchased from the Series C Investor $7,500,000 worth of products, the Company may require the Series C Investor to purchase up to an aggregate of an additional $7,500,000 of the Company's preferred stock on the same terms and conditions as the preferred stock issued to persons immediately preceding the Series C Investor's receipt of the Put Notice (as defined below); provided, however, that if the Company has executed a term sheet for the investment in another series of preferred stock at the time the Series C Investor receives the Put Notice, then the Series C Investor, if the Company so chooses, shall be required to invest on terms consistent with such new term sheet for the preferred stock (the "Put Right").

                      (b) If the Company desires to exercise the Put Right under
Section 4.4(a), then, the Company shall deliver to the Series C Investor on or before December 31, 2000, written notice (a "Put Notice") stating the Company's exercise of its Put Right hereunder, the number of shares of preferred stock the Company desires to sell to the Series C Investor and the purchase price per share calculated as set forth above.

                      (c) The Series C Investor and the Company shall, within sixty (60) days following delivery of the Put Notice, enter into a Preferred Stock Purchase Agreement to purchase the number of shares of the Company's preferred stock specified in the Put Notice. The Company shall grant the Series C Investor substantially the same rights with respect to the Preferred Stock under the Second Restated Investors Rights Agreement and the Second Restated Shareholders Agreement as the Series C Investor enjoys with respect to the Series C Preferred Stock.

                      (d) Upon the issuance and sale of the additional shares of preferred stock by the Company as set forth in this subsection 4.4, the Investors hereby agree to waive their Right of First Offer as described in
Section 2 of this Rights Agreement.

                      (e) The Company's right to require the Series C Investor to purchase additional shares of preferred stock under this subsection 4.4 shall terminate on the earlier of December 31, 2000 or the effective date of the Company's IPO.

               4.5 Repurchase Right.

                      (a) At any time after December 31, 2000, upon providing the Repurchase Notice (as described below), the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 90 days from such date to repurchase from Investor shares of Series C Preferred or the Conversion Shares as determined by dividing the product of $7,500,000 less the dollar amount of products actually purchased by the Company on or before December 31, 2000 by $2.7162 (the "Repurchase Price") up to a maximum of $3,500,000 worth of Series C Preferred or the Conversion Shares.

                      (b) The Repurchase Option shall be exercised by the Company by written notice to the Series C Investor and, at the Company's option,
(i) by delivery to the Series

C Investor with such notice of a check in the amount of the purchase price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of the Series C Investor indebtedness to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

                      (c) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors, or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the fair market value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

        5. General.

               5.1 Waivers and Amendments. With the written consent of the record or beneficial holders of sixty percent (60%) of the Registrable Securities, the obligations of the Company and the rights of the Preferred Stock under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely). With the written consent of the record or beneficial holders of sixty percent (60%) of the Registrable Securities, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Rights Agreement; provided, however, that no such modification or amendment shall reduce the aforesaid majority of Registrable Securities consent requirement without the consent of all of the Holders of the Registrable Securities and provided further, however, that if such supplementary agreement increases the rights of the Preferred Stock, the consent of the Company shall mean the approval of the Company's Board of Directors including Cliff Young. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Notwithstanding anything else set forth above, the written consent or approval of the record or beneficial holders of sixty percent (60%) of the shares of a particular series of Preferred Stock will be required if and to the extent that any waiver, amendment, modification or supplementary agreement to this Agreement would negatively affect the rights of the Holders of such series under this Agreement.

               5.2 Governing Law. This Rights Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

               5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               5.4 Entire Rights Agreement. Except as set forth below, this Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Rights Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof, including the Second Restated Rights Agreement.

               5.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified mail, postage prepaid, return receipt requested, addressed or sent (i) if to a Purchaser, at the address or facsimile number of the Purchaser set forth in the Company's records, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (ii) if to the Company, at 4499 Glencoe Avenue, Marina del Rey, California, facsimile: (310) 887-6223, or at such other address or number as the Company shall have furnished to the Purchasers in writing, and shall be effective (i) upon delivery if sent by facsimile (with a confirming receipt);
(ii) one day after delivery to an overnight courier service; or (iii) three (3) days after deposit with the United States Post Office if mailed postage prepaid by regular mail or airmail.

               5.6 Severability. In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Rights Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

               5.7 Titles and Subtitles. The titles of the sections and subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

               5.8 Counterparts. This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               5.9 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


               [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereby have executed this Third Restated Investors Rights Agreement on the date first above written.

                                    "COMPANY"

                                    ICNT, INC.,
                                    a California corporation


                                    By   /s/ John W. Combs
                                      ---------------------------------------
                                         John W. Combs
                                         Chief Executive Officer



                                    By   /s/ Clifford H. Young
                                      ---------------------------------------
                                         Clifford H. Young
                                         President

            SERIES A, B AND D PURCHASERS' COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000



Crosspoint Venture Partners 1999

By:   /s/ Robert Hoff
     --------------------------------------
      Robert Hoff, General Partner


Spectrum Equity Investors III, L.P.

   By: Spectrum Equity Associates III, L.P.
   Its General Partner

By:   /s/ Brion Applegate
     --------------------------------------
      Brion Applegate, General Partner


SEI II Entrepreneurs' Fund, L.P.

   By:  SEI III Entrepreneurs' LLC
   Its General Partner

By:   /s/ Brion Applegate
     --------------------------------------
      Brion Applegate, Managing Member


Spectrum III Investment Managers' Fund, L.P.

By:   /s/ Brion Applegate
     --------------------------------------
      Brion Applegate, General Partner

              SERIES A AND B PURCHASERS' COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000





/s/ David Chung
-------------------------------------
David Chung



/s/ Noel Rahn
--------------------------------------
Noel Rahn



/s/ Patrick Healy
--------------------------------------
Patrick Healy

                 SERIES C PURCHASER'S COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000




Cabletron Systems, Inc.




By:  /s/ DAN HARDING
     --------------------------------------------
    Name: Dan Harding

    Title: Vice - President, Business Development

                 SERIES D PURCHASER'S COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000




Efficient Networks, Inc.


By:  /s/ Kenneth M. Siegel
     --------------------------------------

Title:  Vice President
        -----------------------------------


Polycom


By:  /s/ Michael R. Kouhry
     --------------------------------------

Title:  Chief Financial Officer
        -----------------------------------

Winstar Communications


By:  /s/ Kenneth J. Zinghini
     --------------------------------------

Title:  Senior Vice President
        -----------------------------------

                 SERIES D PURCHASER'S COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000



Morgan Stanley Dean Witter Equity Funding, Inc.


By:  /s/ THOMAS CLAYTON
     --------------------------------------

Title:  Vice President
        -----------------------------------


Big Basin Partners, L.P.


By:  /s/ FRANK J. MARSHALL
     --------------------------------------
        Frank J. Marshall, General Partner


/s/ MATTHEW MOCHARY
-------------------------------
Matthew Mochary

/s/ BERNARD PUCKETT
-------------------------------
Bernard Puckett




BS-METALS B2B Acquisition Corp.

By:  /s/ RICHARD L. METRICK
     --------------------------------------
           Title: Chief Executive Officer
                   -------------------------------

                 SERIES D PURCHASER'S COUNTERPART SIGNATURE PAGE

                                   ICNT, INC.
                    THIRD RESTATED INVESTORS RIGHTS AGREEMENT
                                 APRIL 13, 2000


idealab! Capital Partners II-A, LP
By its General Partner,
idealab! Capital Management II, LLC


By:  /s/ William Elkus
     --------------------------------------
     William Elkus, Managing Member

idealab! Capital Partners II-B, LP
By its General Partner,
        idealab! Capital Management II, LLC


By:  /s/ William Elkus
     --------------------------------------
     William Elkus, Managing Member


idealab! Capital Principals Fund, LP
        By its General Partner,
        idealab! Capital Management II, LLC

By:  /s/ William Elkus
     --------------------------------------
     William Elkus, Managing Member

                                    EXHIBIT A

                                LIST OF INVESTORS



Crosspoint Venture Partners 1999

Spectrum Equity Investors III, L.P.

SEI II Entrepreneurs' Fund, L.P.

Spectrum III Investment Managers' Fund, L.P.

David Chung

Noel Rahn

Patrick Healy

Cabletron Systems, Inc.

Winstar Communications

Efficient Networks, Inc.

idealab! Capital Partners II-A, LP

idealab! Capital Partners II-B, LP

idealab! Capital Principals Fund, LP

Polycom

Morgan Stanley Dean Witter Equity Funding

Big Basin Partners, LP

BS-METALS B2B Acquisition Corp.

Bernard Puckett

Matthew Mochary